Exhibit 10.8

Drawn By and Return To:

Keith A. Mrochek

Moore & Van Allen PLLC

Bank of America Corporate Center

100 North Tryon Street, Suite 4700

Charlotte, North Carolina  28202-4003

Ph: 704-331-3522

mrochekk@mvalaw.com

[LEASEHOLD] [MORTGAGE / DEED OF TRUST], ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

STATE OF

COUNTY OF

THIS SECURITY INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES, IS EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING AND IS TO BE FILED IN THE REAL ESTATE RECORDS.

THIS [LEASEHOLD] [MORTGAGE / DEED OF TRUST], ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made and entered into as of                      , 2009, by and between                                                     , a                                 , whose address is                                                (the “Grantor”), [in favor of PRLAP, INC., a                        corporation, in its capacity as trustee (together with its successors and assigns in such capacity, the “Trustee”), with an address of c/o Bank of America, N.A., 101 North Tryon Street, One Independence Center, Mail Code: NC1-001-15-14, Charlotte, NC 28255-0001, Attn: Agency Management], and BANK OF AMERICA, N.A., in its capacity as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) for the benefit of the lenders from time to time party to the Credit Agreement described herein (the “Lenders”), with an address of 101 North Tryon Street, One Independence Center, Mail Code: NC1-001-15-14, Charlotte, NC 28255-0001, Attn: Agency Management [, as beneficiary hereunder].

RECITALS

WHEREAS, the Lenders have agreed to make available to Government Properties Income Trust, a Maryland real estate investment trust (the “Principal Borrower”) and certain of its Subsidiaries which, from time to time, qualify as “Borrowing Base Subsidiaries” (collectively, with the Principal Borrower, the “Borrowers” and each a “Borrower”) certain Loans, Letters of Credit and other arrangements (the “Credit Facility”) pursuant to the terms of that certain Credit Agreement, dated as of even date herewith, by and among the Borrowers, the Administrative Agent and the Lenders party thereto from time to time (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Credit Agreement”).  All terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

WHEREAS, the Grantor is a Borrower under the Credit Agreement, is a Subsidiary (direct or indirect) of the Principal Borrower and will be substantially benefited by the execution, delivery and effectiveness of the Credit Agreement.

WHEREAS, the Grantor is, as the owner of a Real Property that is intended by the Borrowers to qualify as a Borrowing Base Property, required by the Credit Agreement to execute and deliver this Security Instrument as security for the Secured Obligations (as defined herein), which the Grantor is willing to do in consideration of the agreement of the Lenders to make the Credit Facility available to the Borrowers pursuant to the terms of the Credit Agreement.

W I T N E S S E T H:

In consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor irrevocably grants, mortgages, warrants, bargains, sells, pledges, remises, aliens, assigns, conveys, transfers and sets over to the [Administrative Agent, WITH MORTGAGE COVENANTS,] [Trustee, in trust, for the benefit of the Administrative Agent, WITH POWER OF SALE,] and with all other statutory rights and covenants and subject to the further terms and conditions of this Security Instrument and the Credit Agreement, all of the Grantor’s right, title and interest in and to the following:

(a)           All that tract or parcel of land and other real property interests in                County,                           , more particularly described in Exhibit A attached hereto and made a part hereof, together with all of the Grantor’s right, title and interest in, to and under all rights of way, easements, privileges and appurtenances relating or appertaining to such real estate and all water and water rights, sewer and sewer rights, ditches and ditch rights, minerals, oil and gas rights, royalties, lease or leasehold interests owned by the Grantor, now or hereafter used in connection with or appurtenant to or related to such real estate, and all interests of the Grantor now owned or hereafter acquired in and to streets, roads, alleys and public places, now or hereafter used in connection with such real estate, and all existing or future licenses, contracts, permits and agreements required or used in connection with the ownership, operation or maintenance of such real estate, and any and all insurance proceeds, and any and all awards, including interest, previously or hereafter made to the Grantor for taking by eminent domain or in lieu thereof (collectively, the “Land”) [, including, without limitation, (i) all rights, title and interest of the Grantor under that certain                                  by and between                                 , as ground lessor, and Grantor, as ground lessee, dated as of                         , as the same has been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof (the “Ground Lease”), which Ground Lease pertains to all or a portion of the parcel constituting the Land and (ii) any and all additional titles, estates, interests, rights or options to purchase the Land which Grantor now or may at any time acquire in or to the Land or the Ground Lease]; and

(b)           All buildings and improvements of every kind and description now or hereafter erected or placed on the Land (the “Improvements”) and all materials intended for construction, reconstruction, alteration and repair of such Improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises (as hereinafter defined) immediately upon the delivery thereof to the Land (or if later, the date specified for title to pass to Grantor in any contract relating to such construction, reconstruction, alteration or repair), and all fixtures and articles of personal property now or hereafter owned by the Grantor and attached to or contained in and used in connection with the Land and Improvements including, but not limited to, all furniture, furnishings, apparatus, machinery, equipment, motors, elevators, supplies, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings, cooking, glassware, restaurant and kitchen equipment, medical, dental, therapeutic, paramedical or rehabilitation equipment, cleaning apparatus, beds, linens, lamps, televisions, telephones, cash registers, and computers, and all plumbing, heating, lighting, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment and fixtures and appurtenances thereto and all renewals or replacements thereof or articles in substitution thereof, whether or not the same are or shall be attached to the Land and Improvements in any manner (the “Tangible Personalty”) and all proceeds of the Tangible Personalty (hereinafter, the Land, Improvements, Tangible Personalty and all other property and interests described above may be collectively referred to as the “Premises”).

TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, to the [Administrative Agent] [Trustee, for the benefit of the Administrative Agent,]  as security for the Secured Obligations.

As additional security for the Secured Obligations, the Grantor hereby transfers and assigns to the Administrative Agent and grants to the Administrative Agent a security interest under the Uniform Commercial Code (as defined herein) in all right, title and interest of the Grantor in and to all of the following:

(1)           (a) All right, title and interest of the Grantor, as lessor, in and to all existing and future leases, subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of the Premises (including without limitation, any master lease or agreement pursuant to which the Premises comprises a portion of the leased property), whether written or oral or for a definite period or month-to-month, together with any extensions, renewals, amendments, modifications or replacements thereof, and any options, rights of first refusal or guarantees of any tenant’s obligations under any lease now or hereafter in effect with respect to the Premises (collectively, the “Leases”); and (b) all rents (including without limitation, base rents, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents and payments which are characterized under the terms of the applicable Lease as payments of interest and/or principal with respect to the Premises), security deposits, tenant escrows, income, receipts, revenues, reserves, issues and profits of the Premises from time to time accruing, including, without limitation, (i) all rights to receive payments arising under, derived from or relating to any Lease, (ii) all lump sum payments for the cancellation or termination of any Lease, the waiver of any term thereof, or the exercise of any right of first refusal, call option, put option or option to purchase, and (iii) the return of any insurance premiums or ad valorem tax payments made in advance and subsequently refunded (the “Rents and Profits”).  This assignment shall extend to and cover any and all extensions and renewals and future Leases and to any and all present and future rights against guarantor(s) of any such obligations and to any and all Rents and Profits collected under the Leases or derived from the Premises.  In pursuance of this assignment, and not in lieu hereof, the Grantor shall, upon request from the Administrative Agent, execute and deliver to the Administrative Agent separate specific assignments of rents and leases covering some or all of the Leases, the terms of such assignments being incorporated herein by reference.  This assignment is absolute and effective immediately and without possession; however, the Grantor shall have a revocable license to receive, collect and enjoy the Rents and Profits accruing from the Premises until such time as an Event of Default has occurred and is continuing.  Upon the occurrence and during the continuance of an Event of Default, the license shall be revoked automatically, without need of further notice, possession, foreclosure or any other act or procedure, and all Rents and Profits assigned hereby during such period shall be payable to the Administrative Agent.

(2)           All insurance policies and proceeds thereof (including, without limitation, the proceeds of any rental or loss of rents insurance carried by the Grantor), condemnation awards, any and all leases of personal property (including equipment leases), rental agreements, sales contracts, management contracts, franchise agreements, construction contracts, architects’ contracts, technical services agreements, and other contracts, licenses and permits now or hereafter affecting the Premises, all accounts relating to the Premises, including rights to payment for goods sold or leased or to be sold or leased or for services rendered or to be rendered), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code in effect in the State in which the Premises is located, as amended from time to time (the “Uniform Commercial Code”), and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, licenses (including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy of the Premises), contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Premises, and any contract for management or any other provision of service in connection with the Premises), approvals, actions, refunds of real estate taxes and assessments and any other governmental impositions related to the Premises, approvals, actions and causes of action that now or hereafter relate to, are derived from or are used in connection with the Premises, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (all of the foregoing being the “Intangible Personalty”) or any part thereof, and the Grantor agrees to execute and deliver to the Administrative Agent such additional instruments, in form and substance reasonably satisfactory to the Administrative Agent, as may hereafter be reasonably requested by the Administrative Agent to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by the Administrative Agent to any lease, rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit, or to impose upon the Administrative Agent any obligation with respect thereto.

(3)           All proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

All the Tangible Personalty which comprise a part of the Premises shall, as far as permitted by law, be deemed to be “fixtures” affixed to the aforesaid Land and conveyed therewith.  As to the balance of the Tangible

Personalty and the Intangible Personalty, this Security Instrument shall be considered to be a security agreement which creates a security interest in such items for the benefit of the Administrative Agent.  In that regard, the Grantor grants to the Administrative Agent all of the rights and remedies of a secured party under the Uniform Commercial Code and grants to the Administrative Agent a security interest in all of the Tangible Personalty and Intangible Personalty.

The Grantor [, the Trustee] and the Administrative Agent covenant, represent and agree as follows:

ARTICLE I

SECURED OBLIGATIONS

1.1           Secured Obligations.  This Security Instrument secures the prompt payment, performance and observance of all Obligations (as defined in the Credit Agreement), whether now existing or hereafter arising or incurred, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired (the “Secured Obligations”).  The Secured Obligations are, in part, a revolving line of credit facility and the unpaid balance may decrease or increase from time to time.  This Security Instrument is one of the Mortgages referenced in the Credit Agreement and is a Collateral Document and Loan Document thereunder.

1.2           Future Advances.  The Administrative Agent and/or the Lenders may advance or loan additional sums (herein, “Future Advances”) to any Borrower.  This Security Instrument shall secure not only existing indebtedness, but also such Future Advances, with interest thereon as provided in the Credit Agreement, whether such advances are obligatory or to be made at the option of the Administrative Agent, the Lenders or otherwise, to the same extent as if such Future Advances were made on the date of execution of this Security Instrument.

ARTICLE II

ASSIGNMENT OF LEASES AND RENTS

2.1           Assignment of Leases and Grantor Collection of Rents and Profits.

(a)           The Grantor hereby authorizes and directs any lessees or tenants of the Premises that, upon written notice from the Administrative Agent, all Rents and Profits and all payments required under the Leases, or in any way respecting same, shall be made directly to the Administrative Agent as they become due.  The Grantor hereby relieves said lessees and tenants from any liability to the Grantor by reason of said payments being made to the Administrative Agent.  Nevertheless, until the Administrative Agent notifies in writing said lessees and tenants to make such payments to the Administrative Agent, the Grantor shall be entitled to collect all such Rents and Profits and/or payments.  The Administrative Agent is hereby authorized to give such notification only during the continuance of any Event of Default.

(b)           Any and all Rents and Profits collected by the Administrative Agent may be applied in the manner set forth in the Credit Agreement.  Receipt by the Administrative Agent of such Rents and Profits shall not constitute a waiver of any right that the Administrative Agent may enjoy under this Security Instrument, the Credit Agreement or under the laws of the state in which the Premises is located, nor shall the receipt and application thereof cure any default hereunder nor affect any foreclosure proceeding or any sale authorized by this Security Instrument, the Credit Agreement and the laws of the state in which the Premises is located.

(c)           The Administrative Agent does not consent to, does not assume and shall not be liable for any obligation of the lessor under any of the Leases and all such obligations shall continue to rest upon the Grantor as though this assignment had not been made.  The Administrative Agent shall not be liable for the failure or inability to collect any Rents and Profits.

ARTICLE III

EVENT OF DEFAULT

An event of default (“Event of Default”) shall exist under the terms of this Security Instrument upon the occurrence of an Event of Default under the terms of the Credit Agreement.

ARTICLE IV

ACCELERATION; FORECLOSURE

4.1           Acceleration of Secured Obligations.  Upon the occurrence and during the continuance of an Event of Default, the entire balance of all or any portion of the Secured Obligations, including all accrued interest, shall, at the option of the Administrative Agent, become immediately due and payable.

4.2           Foreclosure.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may foreclose [or cause the Trustee to foreclose] the lien of this Security Instrument by judicial or nonjudicial proceeding in a manner permitted by applicable law.  The Grantor hereby waives any statutory right of redemption in connection with such foreclosure proceeding.

4.3           Proceeds of Sale.  Following a foreclosure sale, the proceeds of such sale shall, subject to applicable law, be applied in accordance with the terms and conditions of the Credit Agreement.

4.4           Delivery of Possession After Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale, the Grantor or the Grantor’s heirs, devisees, representatives, successors or assigns are occupying or using the Premises, or any part thereof, each and all immediately shall become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale, notwithstanding any language herein apparently to the contrary, shall have the sole option to demand possession immediately following the sale or to permit the occupants to remain as tenants at will.  In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.

ARTICLE V

ADDITIONAL RIGHTS AND REMEDIES OF ADMINISTRATIVE AGENT

5.1           Rights Upon Maturity or an Event of Default.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, immediately and without additional notice and without liability therefor to the Grantor and to the extent permitted by law, except for its own gross negligence or willful misconduct, may do or cause to be done any or all of the following:  (a) take physical possession of the Premises; (b) exercise its right to collect the Rents and Profits; (c) enter into contracts for the completion, repair and maintenance of the Improvements thereon; (d) expend loan funds and any income or Rents and Profits derived from the Premises for payment of any taxes, insurance premiums, assessments and charges for completion, repair and maintenance of the Improvements, preservation of the lien of this Security Instrument and satisfaction and fulfillment of any liabilities or obligations of the Grantor arising out of or in any way connected with the construction of Improvements on the Premises whether or not such liabilities and obligations in any way affect, or may affect, the lien of this Security Instrument; (e) enter into leases demising the Premises or any part thereof; (f) take such steps to protect and enforce the specific performance of any covenant, condition or agreement in the Notes, this Security Instrument, the Credit Agreement, or the other Loan Documents, or to aid the execution of any power herein granted; (g) generally, supervise, manage, and contract with reference to the Premises as if the Administrative Agent were equitable owner of the Premises; (h) seek the appointment of a receiver as provided in Section 5.2 below; (i) exercise any or all of the remedies available to a secured party under the Uniform Commercial Code, including, but not limited to, selling, leasing or otherwise disposing of any fixtures and personal property which is encumbered hereby at public sale, with or without having such fixtures or personal property at the place of sale, and upon such terms and in such manner as the Administrative Agent may determine; (j) exercise any or all of the remedies of a secured party under the Uniform Commercial Code with respect to the Tangible Personalty and Intangible Personalty; and (k) enforce any or all of the assignments or collateral assignments made in this Security Instrument as additional security for the Secured Obligations.  The Grantor also agrees that any of the foregoing rights and remedies of the Administrative Agent may be exercised at any time independently of the exercise of any other such rights and remedies, and the Administrative Agent may continue to exercise any or all such rights and remedies until the Event(s) of Default are cured or waived with the consent of the Required Lenders or the Lenders (as required by the Credit Agreement) or until foreclosure and the conveyance of the Premises or until the Secured Obligations are satisfied or paid in full and all Commitments are terminated.

5.2           Appointment of Receiver.  If any of the Secured Obligations are not paid upon maturity or upon the occurrence and continuance of an Event of Default, the Administrative Agent as a matter of right shall be entitled to the appointment of a receiver or receivers for all or any part of the Premises, to take possession of and to operate the Premises, and to collect the rents, issues, profits, and income thereof, all expenses of which shall become Secured Obligations, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Premises or the solvency of any Person or Persons liable for the payment of any Secured Obligations, and the Grantor does hereby irrevocably consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by the Administrative Agent.  Nothing herein is to be construed to deprive the Administrative Agent of any other right, remedy or privilege it may have under the law to have a receiver appointed.  Any money advanced by the Administrative Agent in connection with any such receivership shall be a demand obligation (which obligation the Grantor hereby promises to pay) owing by the Grantor to the Administrative Agent pursuant to this Security Instrument.

5.3           Waivers.  No waiver of any Event of Default shall at any time thereafter be held to be a waiver of any rights of the Administrative Agent stated anywhere in the Notes, this Security Instrument, the Credit Agreement or any of the other Loan Documents, nor shall any waiver of a prior Event of Default operate to waive any subsequent Event(s) of Default.  All remedies provided in this Security Instrument, in the Notes, in the Credit Agreement and in the other Loan Documents are cumulative and may, at the election of the Administrative Agent, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law.

ARTICLE VI

GENERAL CONDITIONS

6.1           Terms.  The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their heirs, successors and assigns.  The term “Lender” shall include any of the Persons identified as a “Lender” on the signature pages to the Credit Agreement, and any Person which may become a Lender by way of assignment in accordance with the terms of the Credit Agreement, together with their successors and permitted assigns.

6.2           Notices.  All notices and other communications required or permitted to be given hereunder shall have been duly given in accordance with the requirement of the Credit Agreement.  [All notices or other communications to the Trustee hereunder shall be given in accordance with the requirements of the Credit Agreement to:

PRLAP, Inc.

c/o Bank of America, N.A.

Agency Management

101 North Tryon Street

One Independence Center

Mail Code: NC1-001-15-14

Charlotte, NC 28255-0001

Attention: William A. (Bill) Cessna

Telecopy: 704.264.2501]

6.3           Severability.  If any provision of this Security Instrument is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

6.4           Headings.  The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Security Instrument nor the intent of any provision hereof.

6.5           Conflicting Terms.  In the event the terms and conditions of this Security Instrument conflict with the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control and supersede the provisions of this Security Instrument with respect to such conflicts.  In addition, to the extent that the Grantor and the Administrative Agent are parties to a subordination, non-disturbance and attornment agreement with any Tenant (“SNDA”) with respect to the Premises, and the terms and conditions of this Security Instrument are in conflict with the terms and conditions of such SNDA, the terms and conditions of the SNDA shall govern and control.

6.6           Governing Law.  This Security Instrument shall be governed by and construed in accordance with the internal law of the state where the Premises is located.

6.7           [Intentionally Omitted.] [Substitution of Trustee.  If, for any reason, with or without cause, the Administrative Agent shall elect to substitute a Trustee for the trustee herein named (or for any successor to said trustee), the Administrative Agent shall have the right to appoint successor Trustee(s), which appointment may be effected without conveyance of the Premises and, except where required by applicable law, without the need to execute or record any instrument evidencing such appointment.  Each new Trustee shall immediately upon such appointment become successor in title to the Premises for the uses and purposes of this Security Instrument, without conveyance of the Premises, with all the powers, duties and obligations conferred on the Trustee in the same manner and to the same effect as though he were named herein as the Trustee.  If more than one Trustee has been appointed, each of such Trustees and each successor thereto shall be and hereby is empowered to act independently.]

6.8           [Intentionally Omitted.] [Subordination of United States Government Leases.  No subordination of any Lease between Grantor and the United States government (the “Government”) to this Security Instrument shall operate to adversely affect any right of the Government under such Lease so long as the Government is not in default of its obligations thereunder, including, without limitation, the Government’s obligation to execute such documents as may be required to evidence the Government’s deemed attornment to the Administrative Agent (or any purchaser or transferee or their successors or assigns) in connection with the taking possession of the Premises by the Administrative Agent (or such purchaser or transferee or their successors or assigns) pursuant to the exercise of remedies or otherwise by the Administrative Agent (or any such purchaser or transferee or their successors or assigns) hereunder.]

6.9           State Specific Provisions.  In the event of any inconsistencies between this Section 6.9 and any of the other terms and provisions of this Security Instrument, the terms and provisions of this Section 6.9 shall control and be binding.  [ADD STATE SPECIFIC PROVISIONS THAT MUST TRACK EVENT OF DEFAULT AND ACCELERATION AND FORECLOSURE PROCEDURES/REQUIREMENTS (FOR THE NY MORTGAGE, WE NEED TO CAP THE AMOUNT SECURED AND PROVIDE THAT ANY REPAYMENTS UNDER THE CREDIT FACILITY ARE FIRST APPLIED AGAINST ALL PROPERTIES OTHER THAN THE NY PROPERTY)]

PROVIDED ALWAYS, and it is the true intent and meaning of the Grantor and the Administrative Agent, that if the Borrowers, the Grantor or any Guarantor, or their successors and assigns, shall pay or cause to be paid and discharged unto the Administrative Agent, its successors and assigns, the Secured Obligations according to the terms of this Security Instrument and the Loan Documents and all Commitments are terminated, then this Security Instrument shall cease, determine and be void (and at the time of such payment and termination, upon request by Grantor and at Grantor’s expense, Administrative Agent shall provide Grantor with a satisfaction of this Security Instrument, in proper form for recording in the land records of the county and state where the Premises are located, which satisfaction shall be effective to discharge this Security Instrument of record), otherwise it shall remain in full force and effect.  And it is agreed, by and between the Grantor and the Administrative Agent, that the Grantor is to hold and enjoy the said premises until the occurrence of an Event of Default.

[remainder of page left intentionally blank – signature page and exhibits to follow]

IN WITNESS WHEREOF, the Grantor has executed this [Mortgage] [Deed of Trust], Assignment of Leases and Rents, Security Agreement and Fixture Filing under seal as of the date first above written.

GRANTOR:
,
a

By:
Name:
Title:

[ADD WITNESSES, ATTESTATIONS AND ACKNOWLEDGEMENTS

APPLICABLE TO JURISDICTION WHERE PROPERTY IS LOCATED]

Exhibit A

Legal Description